                                                                    EXHIBIT 4(a)


================================================================================


                          AMERICAN GENERAL CORPORATION

                                       TO

                                  CHEMICAL BANK

                                     TRUSTEE

                      ------------------------------------

                                SENIOR INDENTURE

                      ------------------------------------




                            DATED AS OF MAY 15, 1995



                            (SENIOR DEBT SECURITIES)

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

                                TABLE OF CONTENTS

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101.     Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Additional Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Authorized Newspaper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Bearer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Certificate of a Firm of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Common Stock Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 coupon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Debt Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Designated Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Dollars  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ECU  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 European Community . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Foreign Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Government Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Indexed Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 mandatory sinking fund payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6



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
                 New York Banking Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 New York Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 optional sinking fund payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Original Issue Discount Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Preferred Stock Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Registered Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Required Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Security Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 United States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 United States Alien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 U.S. Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 102.     Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 103.     Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 104.     Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 105.     Notices, etc., to Trustee and Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 106.     Notice to Holders of Securities; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 107.     Language of Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 108.     Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 109.     Effect of Headings and Table of Contents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 110.     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 111.     Separability and Saving Clauses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 112.     Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 113.     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 114.     Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17



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
         SECTION 115.     Judgment Currency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                   ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201.     Forms of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 202.     Form of Trustee's Certificate of Authentication.  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 203.     Securities in Global Form.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                  ARTICLE THREE

                                 THE SECURITIES

         SECTION 301.     Amount Unlimited; Issuable in Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 302.     Currency; Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 303.     Execution, Authentication, Delivery and Dating. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 304.     Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 305.     Registration, Registration of Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 307.     Payment of Interest and Certain Additional Amounts; Rights Preserved. . . . . . . . . . . . . . . . .  31
         SECTION 308.     Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 309.     Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 310.     Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401.     Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 402.     Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501.     Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 502.     Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 503.     Collection of Indebtedness and Suits for Enforcement by Trustee.  . . . . . . . . . . . . . . . . . .  40
         SECTION 504.     Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 505.     Trustee May Enforce Claims without Possession of Securities or Coupons. . . . . . . . . . . . . . . .  42
         SECTION 506.     Application of Money Collected. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42



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
         SECTION 507.     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 508.     Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional
                          Amounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 509.     Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 510.     Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 511.     Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 512.     Control by Holders of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 513.     Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 514.     Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 515.     Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                   ARTICLE SIX

                                   THE TRUSTEE

         SECTION 601.     Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 602.     Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 603.     Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 604.     Not Responsible for Recitals or Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 605.     May Hold Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 606.     Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 607.     Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 608.     Disqualifications; Conflicting Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 609.     Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 610.     Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 611.     Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 612.     Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 613.     Appointment of Authenticating Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                  ARTICLE SEVEN

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders of Registered Securities. . . . . . . . . .  56
         SECTION 702.     Preservation of Information; Communications to Holders. . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 703.     Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 704.     Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57


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                                  ARTICLE EIGHT

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 801.     Consolidations and Mergers of Company and Sales and Conveyances Permitted Subject to Certain
                          Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 802.     Rights and Duties of Successor Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 803.     Officers' Certificate and Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         SECTION 901.     Supplemental Indentures without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 902.     Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 903.     Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 904.     Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 905.     Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 906.     Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                   ARTICLE TEN

                                    COVENANTS

         SECTION 1001.    Payment of Principal and any Premium, Interest and Additional Amounts . . . . . . . . . . . . . . . .  65
         SECTION 1002.    Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 1003.    Money for Securities Payments to be Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 1004.    Additional Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 1005.    Statement as to Compliance; Notice of Certain Defaults  . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 1006.    Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 1007.    Limitation on Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 1008.    Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 1009.    Defeasance of Certain Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                                  ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

         SECTION 1101.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 1102.    Election to Redeem; Notice to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 1103.    Selection by Trustee of Securities to be Redeemed.  . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 1104.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 1105.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

         SECTION 1106.    Securities Payable on Redemption Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 1107.    Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

                                 ARTICLE TWELVE

                                  SINKING FUNDS

         SECTION 1201.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 1202.    Satisfaction of Sinking Fund Payments with Securities.  . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 1203.    Redemption of Securities for Sinking Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

         SECTION 1301.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                ARTICLE FOURTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

         SECTION 1401.    Purposes for Which Meetings May Be Called.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 1402.    Call, Notice and Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 1403.    Persons Entitled to Vote at Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 1404.    Quorum; Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 1405.    Determination of Voting Rights; Conduct  and Adjournment of Meetings. . . . . . . . . . . . . . . . .  81
         SECTION 1406.    Counting Votes and Recording Action of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                 ARTICLE FIFTEEN

                            MISCELLANEOUS PROVISIONS

         SECTION 1501.    Securities in Foreign Currencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 1502.    Conversion or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 1503.    No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

         SENIOR INDENTURE, dated as of May 15, 1995, between AMERICAN
GENERAL CORPORATION, a Texas corporation (hereinafter called the "Company"), having its principal office at 2929 Allen Parkway, Houston, Texas 77019 and CHEMICAL BANK, a New York corporation having its principal corporate trust office at 450 West 33rd St., New York, New York 10001, as Trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company deems it necessary to issue from time to time for its lawful purposes debt securities (hereinafter called the "Securities") evidencing its unsecured and unsubordinated indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities, unlimited as to principal amount, to bear such rates of interest, if any, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         This Indenture is subject to the provisions of the Trust Indenture Act (as hereinafter defined) and the rules and regulations of the Commission (as hereinafter defined) promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101.     DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                 (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

                 (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (e) the term "day," unless designated as a "Business Day," means a calendar day.

                 "Act," when used with respect to any Holder, has the meaning specified in Section 104.

                 "Additional Amounts" means any additional amounts that are required by the Securities of a particular series or by or pursuant to a supplemental indenture, Board Resolution or other instrument authorizing such series of Securities, under the circumstances specified therein, to be paid by the Company in respect of certain taxes, duties, assessments or other governmental charges imposed on certain Holders and which are owing to such Holders.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 613 to act on behalf of the Trustee to authenticate Securities of one or more series.

                 "Authorized Newspaper" means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

                 "Bearer Security" means any Security in the form established pursuant to Section 201 which is payable to bearer.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

                 "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or such other location are authorized or obligated by law or executive order to close except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

                 "Certificate of a Firm of Independent Public Accountants" means a certificate signed by an independent public accountant or a firm of independent public accountants who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountant or firm shall be entitled to rely upon an Opinion of Counsel as to the interpretation of any legal matters relating to such certificate.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" means the Common Stock, par value $.50 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Subject to the anti-dilution provisions of any convertible Security, however, shares of Common Stock issuable on conversion of a Security shall include only shares of the class designated as Common Stock of the Company at the date of the supplemental indenture, Board Resolution or other instrument authorizing such Security or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

                 "Common Stock Warrants" means warrants to purchase Common
         Stock.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

                 "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman, the Vice Chairman, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, delivered to the Trustee.

                 "Corporate Trust Office" means the office of the Trustee in The City of New York at which, at any particular time, its corporate trust business shall be principally administered, which office on the date of execution of this Indenture is located at 450 West 33rd Street, New York, New York 10001.

                 "corporation" includes corporations, associations, companies and business trusts.

                 "coupon" means any interest coupon appertaining to a Bearer Security.

                 "Debt Warrants" means warrants to purchase Securities.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Depository" has the meaning specified with respect to such term under the definition of "U.S. Depository."

                 "Designated Subsidiary" means any present or future consolidated Subsidiary, the consolidated assets of which constitute at least 15 percent of the consolidated assets of the Company.

                 "Dollars" or "$" or any similar reference shall mean the coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

                 "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Community.

                 "European Community" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

                 "Event of Default" has the meaning specified in Section 501.

                 "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

                 "Government Obligations", with respect to any Security, means
         (i) direct obligations of the government or governments which issued the currency in which the principal of or any premium or interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government or governments, and which, in the case of
         (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

                 "Holder" means, in the case of a Registered Security, the Person in whose name the Security is registered in the Security Register and, in the case of a Bearer Security (or any temporary global Security), the bearer thereof, and, in the case of any coupon, the bearer thereof.

                 "Indebtedness" means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

                 "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

                 "interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 1004, includes such Additional Amounts.

                 "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                 "Judgment Currency" has the meaning specified in Section 115.

                 "mandatory sinking fund payment" has the meaning specified in
         Section 1201.

                 "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes the Redemption Date.

                 "New York Banking Day" has the meaning specified in Section
         115.

                 "New York Facility" means the Corporate Trust Office of the Trustee as long as such Corporate Trust Office is located in The City of New York and otherwise means the facility of the Trustee located in The City of New York at which Securities may be presented or surrendered for payment or registration of transfer or exchange or for conversion or exchange and where notices and demands to or upon the Company in respect of Securities and this Indenture may be served, either pursuant to Section 1002 or as so specified pursuant to Section 301.

                 "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company which certificate complies with the requirements, if applicable, of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel who is (except as otherwise expressly provided in this Indenture) an employee of or counsel for the Company, or other counsel acceptable to the Trustee, which opinion complies with the requirements, if applicable, of Section 314(e) of the Trust Indenture Act.

                 "optional sinking fund payment" has the meaning specified in
         Section 1201.

                 "Original Issue Discount Security" means any Security issued pursuant to this Indenture which provides for an amount less than the principal amount thereof to be due and payable upon acceleration thereof pursuant to Section 502.

                 "Outstanding," when used with respect to any Securities means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

                 (a) any such Security theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (b) any such Security, or portion thereof, for whose payment or redemption money and/or Government Obligations in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons thereto appertaining, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                 (c) any such Security that has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Security in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

                 (d) any such Security, or portion thereof, converted into, or exchanged for, Common Stock, Preferred Stock, other Securities or securities, Debt Warrants, Common Stock Warrants or Preferred Stock Warrants if the terms of such Security provide for such conversion or exchange;

         provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities, (i) the principal amount of an Original Issue Discount Security that shall be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable pursuant to the terms of such Original Issue Discount Security as of the date of such determination upon acceleration thereof pursuant to
         Section 502, (ii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, (iii) the principal amount of an Indexed Security that shall be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any coupons appertaining thereto or any Affiliate of the Company or such other obligor.

                 "Paying Agent" means the Company or any Person authorized by the Company to pay the principal of and any premium or interest on, or any Additional Amounts with respect to, any Security or any coupon appertaining thereto on behalf of the Company.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment," when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 1002, the principal of, or any premium or interest on, or any Additional Amounts with respect to, the Securities of that series are payable as specified as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

                 "Preferred Stock" means, with respect to the Company, its Preferred Stock, $1.50 par value per share, of any series.

                 "Preferred Stock Warrants" means warrants to purchase Preferred Stock.

                 "Redemption Date," when used with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture.

                 "Registered Security" means any Security established pursuant to Section 201 which is registered in the Security Register.

                 "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date, if any, specified for that purpose as contemplated by Section 301, whether or not a Business Day.

                 "Required Currency" has the meaning specified in Section 115.

                 "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by it to administer corporate trust matters.

                 "Security" or "Securities" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities," with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                 "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 307.

                 "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the fixed date on which the principal of such Security or such installment of principal or interest is or such Additional Amounts are due and payable, determined as contemplated by Section 301.

                 "Subsidiary" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the total voting power of shares of stock or other equity interests having general voting power under ordinary circumstances (without regard to the occurrence of any contingency) and entitled to vote in the election of directors, managers or trustees of such corporation.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Trust Indenture Act or provision, as the case may be.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

                 "United States," except as otherwise provided in or pursuant to this Indenture, means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

                 "United States Alien," except as otherwise provided in or pursuant to this Indenture, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

                 "U.S. Depository" or "Depository" means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, "U.S. Depository" or "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

         SECTION 102.     COMPLIANCE CERTIFICATES AND OPINIONS.

         Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, provided that in the case of any such application or request as to which the furnishing of such documents or either of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                 (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                 (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 103.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of counsel or Opinion of Counsel or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate of counsel or Opinion of Counsel or representations by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

         SECTION 104.     ACTS OF HOLDERS.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If, but only if, Securities of a series are issuable as Bearer Securities in whole or in part, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in
         Section 1406.

                 Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository's standing instructions and customary practices.

                 The Trustee may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any global Security held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (c) The ownership of Registered Securities and the principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                 (d) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Company and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Company and the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (ii) such Bearer Security is produced to the Trustee by some other Person, or (iii) such Bearer Security is surrendered in exchange for a Registered Security, or (iv) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner that the Company and the Trustee deem sufficient.

                 (e) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 (f) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         SECTION 105.     NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trustee Administration Department, or

                 (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, by United States first-class mail, postage prepaid, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 106.     NOTICE TO HOLDERS OF SECURITIES; WAIVER.

         Except as otherwise expressly provided in or pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

                 (a) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed by United States first-class mail, postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

                 (b) such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in such other city or cities, if any, as may be specified in such Securities and, if the Securities of such series are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication to be not later than the latest date prescribed for the giving of such notice.

         In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 107.     LANGUAGE OF NOTICES, ETC.

         Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

         SECTION 108.     CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Indenture, such required provision shall control.

         SECTION 109.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 110.     SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not, and all rights of the Company hereunder shall inure to the benefit of such successors and assigns.

         SECTION 111.     SEPARABILITY AND SAVING CLAUSES.

                 (a) In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, either wholly or partially, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 (b) No provision of this Indenture or of any Security shall require the payment or permit the collection of interest or any Additional Amounts in excess of the maximum which is not prohibited by law. If any such excess interest is provided for herein or in any Security, which shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest or Additional Amounts in excess of the maximum not prohibited by law.

         SECTION 112.     BENEFITS OF INDENTURE.

         Nothing in this Indenture or in any Security or coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their respective successors and assigns hereunder, and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 113.     GOVERNING LAW.

         This Indenture and the Securities and coupons, including the validity thereof, shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 114.     LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, date for repayment at the option of a Holder, Maturity or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities or coupons other than a provision in the Securities or coupons of any series which specifically states that such provision shall apply in lieu of this Section) payment of principal or any premium or interest or Additional Amounts need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or date for repayment at the option of a Holder, or at the Maturity or Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, date for repayment at the option of a Holder, Maturity or Stated Maturity, as the case may be, to such next succeeding Business Day.

         SECTION 115.     JUDGMENT CURRENCY.

         The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due on the Securities of any series from the currency in which such sum is payable in accordance with the terms of such Securities (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is rendered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

                                   ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201.     FORMS OF SECURITIES.

         The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series, and related coupons shall be in such form or forms (including permanent or temporary global form) as shall be established in one or more indentures supplemental hereto or by or pursuant to a Board Resolution in accordance with Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or as may consistently herewith be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons.

         If the forms of Securities or coupons of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities or coupons.

         Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.

         The definitive Securities and coupons, if any, shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

         SECTION 202.     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                   _____________________________
                                                                     as Trustee

                                                   By __________________________
                                                              Authorized Officer

         SECTION 203.     SECURITIES IN GLOBAL FORM.

         Unless otherwise provided in or pursuant to this Indenture, the Securities shall not be issuable in global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel.

                                  ARTICLE THREE

                                 THE SECURITIES

         SECTION 301.     AMOUNT UNLIMITED; ISSUABLE IN SERIES.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. The terms of the Securities in addition to or in lieu of those set forth in this Indenture shall be determined or established in any one or more of the following ways: (1) in one or more indentures supplemental hereto; (2) in one or more Board Resolutions;

or (3) in a manner specified in or authorized by one or more Board Resolutions (in which case such Board Resolutions shall be included in or attached to an Officers' Certificate setting forth such terms or the manner in which such terms are to be determined or established). The terms to be so determined or established shall include:

                 (a) the title of the Securities and the series in which such Securities shall be included;

                 (b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 906 or 1107);

                 (c) whether such Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons or both) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities of the series, the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, (1) when any of such Securities are to be issued in global form, (2) whether beneficial owners of interests in any such permanent global Security may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in
         Section 305, (3) the name of the U.S. Depository or the Depository, as the case may be, with respect to any global Security, and (4) the form of any legend or legends to be borne by any such global Security in addition to or in lieu of the legend referred to in Section 303;

                 (d) the date as of which any Bearer Securities of the series and any global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

                 (e) if Securities of the series are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all or any portion of the Outstanding Bearer Securities of the series) payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

                 (f) the date or dates on which the principal of such Securities is payable, or the manner in which such date or dates is to be determined and the terms and conditions, if any, upon which the Company may re-borrow the proceeds from such a payment or exchange such Securities for new Securities or other securities on any such payment date or dates;

                 (g) the rate or rates at which such Securities shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the manner in which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable or the manner in which such Interest Payment Dates shall be determined, and the Regular Record Date, if any, for any interest payable on any such Registered Securities on any such Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable and, if so, whether the Company has the option to redeem the affected Securities rather than pay such Additional Amounts, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

                 (h) the right, if any, of the Company to extend the interest payment periods of such Securities, the maximum duration, if any, of any such extension or extensions, the additional interest, if any, payable on such Securities if any interest payment period is extended and any notice (which shall include notice to the Trustee) which must be given upon the exercise of such rights;

                 (i) each Place of Payment of such Securities, if any, other than or in addition to The City of New York, where, subject to Section 1002, the principal of and any premium and interest on or Additional Amounts, if any, payable in respect of, such Securities shall be payable, the place or places where any Registered Securities of the series may be surrendered for registration of transfer or exchange and where such Securities may be surrendered for conversion or exchange and any notices and demands to or upon the Company in respect of such Securities and this Indenture may be served;

                 (j) whether such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

                 (k) the obligation, if any, of the Company to redeem such Securities pursuant to any sinking fund or analogous provisions or to repay such Securities at the option of a Holder thereof or upon the occurrence of one or more specified events and, if so, the date or dates on which, the period or periods within which (or the event or events upon which), the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or repaid;

                 (l) the obligation, if any, of the Company to permit the conversion or exchange of such Securities into or for Common Stock, Preferred Stock, Debt Warrants, Common Stock Warrants, Preferred Stock Warrants or other Securities or securities, and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price, any requirements relative to reservation of shares for purposes of conversion or exchange and any other provision in addition to or in lieu of those set forth in this Indenture or any indenture supplemental hereto relative to such obligation);

                 (m) the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Bearer Securities of the series shall be issuable, if other than the denomination of $5,000;

                 (n) if other than the full principal amount thereof, the portion of the principal amount of any such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of any such Securities that may be converted or exchanged in accordance with the provisions of this Indenture or the manner in which such portion is to be determined;

                 (o) if other than Dollars, the Foreign Currency in which payment of the principal of and any premium and interest on, and any Additional Amounts in respect of, such Securities shall be payable;

                 (p) if the principal of and any premium or interest on, and any Additional Amounts in respect of, such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in a coin or currency, including a Foreign Currency, other than that in which such Securities are stated to be payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency in which such Securities are denominated or stated to be payable and the coin or currency in which such Securities or any of them are to be so payable;

                 (q) whether the amount of payments of principal of and any premium or interest on, and any Additional Amounts in respect of, such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

                 (r) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Securities, whether or not such

         Events of Default or covenants are consistent with the Events of Default or covenants set forth herein, any change in the right of the Trustee or Holders to declare the principal of, and any premium and interest on, such Securities due and payable, and any additions to the definitions currently set forth in this Indenture;

                 (s) whether any of such Securities are to be issuable upon the exercise of warrants and, if so, the details with respect thereto, including the time, manner and place for such Securities to be authenticated and delivered;

                 (t) the form or forms of such Securities, if any, and, if any Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

                 (u) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent with respect to such Securities;

                 (v) the applicability, if any, of Section 1009 to the Securities of such series and any provisions in modification of, in addition to or in lieu of any of the provisions of Section 1009; and

                 (w) any other terms of such Securities (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one series and any coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to coin or currency of payments due thereunder, denomination, the rate or rates of interest, if any, or the method of determining the rate of interest, if any, the date or dates from which interest, if any, shall accrue, and Stated Maturity and except as may otherwise be provided in the terms of such Securities determined or established as provided above. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

         If any of the terms of the Securities or coupons of any series are established by action that is specified in or authorized by a Board Resolution and such action is to be taken at or prior to the delivery of the Officers' Certificate setting forth the terms of such series of Securities or the manner in which such terms are to be determined or established, then a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of such series or the manner in which such terms are to be determined or established.

         SECTION 302.     CURRENCY; DENOMINATIONS.

         Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof, and any Bearer Securities of a series shall be issuable in the denomination of $5,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

         SECTION 303.     EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by its Chairman, its Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Treasurer or Secretary or one of its Assistant Treasurers or Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

         Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date(s) such Securities were issued.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with the Board Resolution and Officers' Certificate, supplemental indenture or other instrument with respect to such Securities referred to in Sections 201 and 301 and a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and deliver such Securities. If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating Securities hereunder, and accepting the additional responsibilities under this Indenture in relation to such Securities and any coupons appertaining thereto, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon,

                 (a) an Opinion of Counsel stating substantially to the effect that,

                          (1) the form and terms of such Securities and coupons,
                 if any, or the manner of determining such terms, have been established in conformity with the provisions of this Indenture; and

                          (2) such Securities and coupons, when authenticated
                 and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim (or a Foreign Currency judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments in a Foreign Currency or payments outside the United States (and with such other exceptions as to enforceability as such counsel shall state are not materially adverse to the Holders); and

                 (b) an Officers' Certificate stating, to the best knowledge of each signer of such certificate, that no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

         If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officers' Certificate at the time of issuance of each such Security, but such opinion and certificate shall be delivered at or before the time of issuance of the first Security of such series to be issued.

         If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more global Securities, the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such global Security or Securities, (ii) shall be registered, if in registered form, in the name of the Depository for such global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect (or to such other effect as may be specified in the document authorizing such series of Securities or as the Depository, the Trustee and the Company may agree):

                 "Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository".

         Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any temporary Bearer Security in global form shall be dated as of the date specified as contemplated by Section 301.

         No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 613 executed by or on behalf of the Trustee or an Authenticating Agent by the manual signature of one of its authorized officers. Such an executed certificate of authentication upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by
Section 306 or 307, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

         SECTION 304.     TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities of any series, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be in global form.

         Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company shall cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series containing identical terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Company maintained for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided pursuant to Section 301, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture. Unless otherwise specified as contemplated by
Section 301 with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

         SECTION 305.     REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         With respect to the Registered Securities, if any, of each series of Securities, the Company shall cause to be kept at an office or agency of the Company maintained pursuant to Section 1002 a register (each such register being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of each series and of transfers of the Registered Securities of each series. Such office or agency shall be the "Security Registrar" for the Registered Securities, if any, of each series of Securities. In the event that the Trustee shall not be the Security Registrar with respect to a particular series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. Unless otherwise provided with respect to a series of Securities in a supplemental indenture, Board Resolution or other instrument authorizing such series of Securities, Chemical Bank is hereby appointed Security Registrar for each series of Securities until a successor has been appointed by a Board Resolution or an instrument executed on behalf of the Company by its Chairman, Vice Chairman, President or one of its Vice Presidents and delivered to the Trustee.

         Upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company maintained for that series pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

         At the option of the Holder, Registered Securities of any series (except a global Security representing all or a portion of such series) may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities that the Holder making the exchange is entitled to receive.

         If provided in or pursuant to this Indenture with respect to Securities of any series, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination) of the same series containing identical terms and provisions, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any office or agency of the Company maintained for such series, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency for such series located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

         If expressly provided in or pursuant to this Indenture with respect to the Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such series.

         Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for certificated Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, (iii) an Event of Default has occurred and is continuing with respect to the Securities of the same series, or (iv) in the case of a global Security representing Bearer Securities, upon the written request of a beneficial owner of an interest in such global Security given to the Depository. If the beneficial owners of interests in a global Security are entitled to exchange such interests for certificated Securities of such series, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee certificated Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series as, containing identical terms as and in aggregate principal amount equal to the principal amount of, such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository (or such other Depository as shall be specified in the Company Order with respect thereto) to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or in part, for certificated Securities as described above, without charge, in accordance with instructions (which instructions shall be in writing but need not be contained in or accompanied by an Officers' Certificate or be accompanied by an Opinion of Counsel) given by the Company to the Trustee and such U.S. Depository or other Depository, as the case may be. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of certificated Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities for redemption of the same series and containing identical terms and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to the U.S. Depository or such other Depository referred to above, as the case may be, in accordance with the instructions of the Company referred to above, with an endorsement thereon to reflect the decrease in the aggregate amount of Outstanding Securities represented thereby. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the office or agency for such Security where such exchange occurs on or after
(i) any Regular Record Date for such Security and before the opening of business at such office or agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment

Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitling the Holders thereof to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar therefor duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

         Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 1103 and ending at the close of business (A) if Securities of the series are issuable only as Registered Securities, on the day of the mailing of the relevant notice of redemption, and (B) if Securities of the series are issuable as Bearer Securities, on the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, (iii) to exchange any Bearer Security so selected for redemption, except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture or (iv) to issue, register the transfer of or exchange any Security that, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

         SECTION 306.     MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

         If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

         In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that payment of principal of and any premium or interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency for such Securities located outside the United States.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

         SECTION 307. PAYMENT OF INTEREST AND CERTAIN ADDITIONAL AMOUNTS; RIGHTS PRESERVED.

         Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on and any Additional Amounts with respect to any

Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and any interest on any Bearer Security that is payable, and is punctually paid or duly provided for on any Interest Payment Date shall be paid upon surrender of the coupon appertaining thereto in respect of the interest due on such Interest Payment Date. Unless otherwise provided in or pursuant to this Indenture, in case a Bearer Security is surrendered in exchange for a Registered Security after the close of business at an office or agency for such Security on any Regular Record Date therefor and before the opening of business at such office or agency on the next succeeding Interest Payment Date therefor, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest shall not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

         Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on and any Additional Amounts with respect to any Registered Security of any series which is payable, but is not punctually paid or duly provided for on any Interest Payment Date for such Registered Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, United States first-class postage prepaid, to each Holder of such Registered Securities (or their respective Predecessor Securities) at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (b). In case a Bearer Security of any series is surrendered at the office or agency for such Security in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest shall not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                 (b) The Company may make payment of any Defaulted Interest on such Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such manner of payment shall be deemed practicable by the Trustee.

         At the option of the Company, interest on Registered Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States or by any other means permitted in the form of Securities of any particular series pursuant to the provisions of this Indenture.

         Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 308.     PERSONS DEEMED OWNERS.

         Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner and Holder of such Registered Security for the purpose of receiving payment of the principal of and any premium and (subject to Sections 305 and 307) interest on, and any Additional Amounts in respect of, such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and neither the

Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No owner of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner and Holder of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 309.     CANCELLATION.

         All Securities and coupons surrendered for payment, redemption, conversion, exchange or registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons, as well as Securities and coupons surrendered directly to the Trustee for any such purpose, shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All canceled Securities and coupons held by the Trustee shall be disposed of in accordance with its customary practices, subject to applicable law.

         SECTION 310.     COMPUTATION OF INTEREST.

         Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401.     SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as provided in the last paragraph of this Section 401), and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as may be requested by the Company acknowledging satisfaction and discharge of this Indenture with respect to such series, when

                 (a)      either

                          (1) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities of such series surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in
                 Section 305, (ii) Securities of such series and coupons which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided by Section 1106 and (iv) Securities of such series and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (2) all such Securities of such series and, in the case of (i) and (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                          (i)              have become due and payable, or

                          (ii) will become due and payable at their Stated Maturity within one year, or

                          (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 402(c)) with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount, or (B) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due dates of any payment of principal and any premium, interest and Additional Amounts with respect thereto money in an amount or (C) a combination thereof, sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities and coupons, to the date of such deposit (in the case of Securities of such series which have become due and payable) or to the Stated Maturity or Maturity thereof, as the case may be;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (c) the Company has delivered to the Trustee a Certificate of a Firm of Independent Public Accountants certifying as to the sufficiency of the amounts deposited pursuant to paragraph (2) of subsection (a) of this Section for payment of the principal and any premium, interest and Additional Amounts with respect to the Securities of such series on the dates such payments are due, and an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series of Securities have been complied with.

         If there are Securities of two or more series hereunder, and if a different Trustee has been appointed with respect to one or more of such series, then each Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture if requested to do so only with respect to Securities of the series as to which it is Trustee and if the other conditions thereto are met.

         If subsequent to the date a discharge is effected pursuant to this
Section 401, Additional Amounts in excess of those established as of the date such discharge is effected become payable in respect of the series of Securities discharged, in order to preserve the benefits of the discharge established hereunder, the Company shall irrevocably deposit or cause to be irrevocably deposited in accordance with the provisions of this Section 401, within ten Business Days prior to the date the first payment in respect of any portion of such excess Additional Amounts becomes due, such additional funds as are necessary to satisfy the provisions of this Section 401 as if a discharge were being effected as of the date of such subsequent deposit. Failure to comply with the requirements of this paragraph shall result in the termination of the benefits of the discharge established by this Section 401.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations with respect to the right of registration of transfer or exchange of Securities of such series provided for herein, the obligations of the Company under the preceding paragraph, the obligations with respect to any conversion or exchange of Securities of such series provided in the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities, the obligations of the Company to the Trustee under Section 607 and, if money and/or Government Obligations shall have been irrevocably deposited with the Trustee pursuant to paragraph (2) of subsection (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

         SECTION 402.     APPLICATION OF TRUST MONEY.

                 (a)      Subject to the provisions of the last paragraph of
         Section 1003, all money and/or Government Obligations deposited with the Trustee pursuant to Section 401 or Section 1009 or pursuant to a supplemental indenture entered into pursuant to Section 901(i), and all money received by the Trustee in respect of any such Government Obligations, shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium, interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 401 or Section 1009 or any such supplemental indenture; but such money and Government Obligations need not be segregated from other funds of the Trustee except to the extent required by law.

                 (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 401 or Section 1009 or pursuant to a supplemental indenture entered into pursuant to
         Section 901(i) or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

                 (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any Government Obligations or money held by it as provided in Section 401 or Section 1009 or in any supplemental indenture entered into pursuant to Section 901(i) which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501.     EVENTS OF DEFAULT.

         "Event of Default," wherever used herein with respect to Securities of any series (unless otherwise specified with respect to such series of Securities in the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities), means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any interest or Additional Amounts payable in respect of any Security of that series or any coupon appertaining thereto, when such interest or Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment of the principal of and any premium on any Security of that series when it becomes due and payable at its Maturity; or

                 (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

                 (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Securities of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified United States mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (e) an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company (including a default under this Indenture with respect to Securities of any series other than that series), whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $25,000,000 of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified United States mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; or

                 (f) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable United States bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (g) the Company shall have commenced a voluntary proceeding under any applicable United States bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of all or any substantial part of its property, or shall have made an assignment for the benefit of creditors; or

                 (h) the Company shall have failed generally to pay its debts as they become due or shall have taken any corporate action in furtherance of any of the matters referred to in subsection (g) above; or

                 (i) any other Event of Default provided with respect to Securities of such series in the supplemental indenture, Board Resolution or other instrument authorizing such series.

         SECTION 502.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in Section 501 (f) or (g)), then, and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or such specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501 (f) or (g) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, and in every such case, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series shall become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

         At any time after such acceleration with respect to Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if:

                 (a) the Company has paid or deposited with the Trustee a sum of money sufficient to pay

                          (1) all overdue installments of any interest on and Additional Amounts payable in respect of all Securities of that series and any coupons appertaining thereto,

                          (2) the principal of and any premium on any Securities of that series which have become due otherwise than by reason of such acceleration and interest thereon and Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,

                          (3) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

                          (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by reason of such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEME BY TRUSTEE.

         The Company covenants that if

                 (a) default is made in the payment of any installment of interest or any Additional Amounts payable in respect of any Security or any coupon appertaining thereto when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

                 (b) default is made in the payment of the principal of or any premium on any Security at its Maturity,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of all Securities which are of the same series as such Security and any coupons appertaining thereto, the whole amount of money then due and payable with respect to such Securities and coupons for principal, premium, interest and Additional Amounts and, to the extent that payment of such interest shall be legally enforceable, interest upon any overdue principal (and premium, if any) and upon any overdue installments of interest and Additional Amounts, at the rate or rates borne by or provided for in such series of Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and coupons and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and coupons, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

         SECTION 504.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities and any coupons appertaining thereto or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of any series, of principal, premium, interest and Additional Amounts owing and unpaid in respect of the Securities and any coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities and coupons allowed in such judicial proceeding, and

                 (b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

         SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES OR COUPONS.

         All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

          SECTION 506.     APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, any premium, interest or Additional Amounts, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 607;

                 SECOND: To the payment of the amounts then due and unpaid upon the Securities and any coupons for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal and any premium, interest and Additional Amounts, respectively; and

                 THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 507.     LIMITATION ON SUITS.

         Subject to Section 508, no Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                 (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.





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
         SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND ANY PREMIUM, INTEREST AND ADDITIONAL AMOUNTS.

         Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) any interest on, and any Additional Amounts in respect of, such Security, or payment of such coupon, as the case may be, on the respective Stated Maturity or Maturities thereof expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment and, in the case of Securities which are convertible into or exchangeable for other securities or property, the right to receive such securities or property when such Securities are converted or exchanged in accordance with the terms of such Securities, and such rights shall not be impaired without the consent of such Holder.

         SECTION 509.     RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities or coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

         SECTION 510.     RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 511.     DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.





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
         SECTION 512.     CONTROL BY HOLDERS OF SECURITIES.

         The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series;

                 (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

                 (c) such direction is not unduly prejudicial to the rights of other Holders of Securities of such series not joining in such action; and

                 (d) subject to the provisions of Sections 601 and 603, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         SECTION 513.     WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to the Securities of such series and its consequences, except a default

                 (a) in the payment of the principal of or any premium or interest on, or Additional Amounts in respect of, any Security of such series; or

                 (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 514.     UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant (other than the Company and the Trustee) in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of a Security or coupon for the enforcement of the payment of the principal of or any premium or interest on, or Additional Amounts in respect of, any Security, or the payment of any coupon, on or after the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of a Holder, on or after the date such repayment is due) or interest on any overdue principal of any Security, or to any suit instituted by any Holder of a Security for the enforcement of any right to convert or exchange such Security into or for another security.

         SECTION 515.     WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

         SECTION 601.     CERTAIN DUTIES AND RESPONSIBILITIES.

                 (a)      Except during the continuance of an Event of Default,

                          (1) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any





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
         such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                          (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 602.     NOTICE OF DEFAULTS.

         Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the





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
Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on, or Additional Amounts in respect of, any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities and coupons of such series; and provided, further, that in the case of any default of the character specified in Section 501(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

         SECTION 603.     CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided in Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be charged with knowledge of any Event of Default (other than a default in any payment with respect to a Security due on a fixed date and with respect to which the Trustee is a Paying Agent) unless either (i) a Responsible Officer of the Trustee assigned to its corporate trustee administration department shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof in accordance with Section 105 from the Company or any Holder.

         SECTION 604.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
SECURITIES.

         The recitals contained herein and in the Securities (except the Trustee's certificate of authentication) and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

         SECTION 605.     MAY HOLD SECURITIES.

         The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to the provisions of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.





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
         SECTION 606.     MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 607.     COMPENSATION AND REIMBURSEMENT.

         The Company agrees

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to the Trustee's gross negligence or willful misconduct; and

                 (c) to indemnify each of the Trustee and its agents for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or any premium or interest on, or Additional Amounts in respect of, particular Securities or any coupons appertaining thereto. "Trustee" for purposes of this Section 607 includes any predecessor Trustee, but negligence or bad faith of any Trustee shall not be attributed to any other Trustee.

         SECTION 608.     DISQUALIFICATIONS; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.





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
         SECTION 609.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a corporation or other person permitted by the Trust Indenture Act to act as Trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 610.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

                 (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

                 (d)      If at any time:

                          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

                          (2)     the Trustee shall cease to be eligible under
                 Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove such Trustee with respect to all Securities as to which it is Trustee or (ii) subject to Section 514, any Holder of a Security who has been a bona fide Holder





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
         of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section
         611. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 611, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (f) The Company shall give notice to the Holders of Securities of a particular series of each resignation and each removal of the Trustee with respect to the Securities of such series and each appointment of a successor Trustee with respect to the Securities of such series in the manner provided in Section 106. Each such notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office and New York Facility.

         SECTION 611.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument





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
         transferring to such successor Trustee all the rights, powers and trusts hereunder of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.

                 (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
         (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                 (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section, as the case may be.





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
                 (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 612.     MERGER, CONVERSION, CONSOLIDATION OR  SUCCESSION TO
BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         SECTION 613.     APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to the approval of the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion





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
or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by United States first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation, including reimbursement of its reasonable expenses for its services under this Section.

         The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication substantially in the following form:





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
         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



                                                   -----------------------------
                                                                      as Trustee


                                                   By
                                                      --------------------------
                                                         as Authenticating Agent


                                                   By
                                                      --------------------------
                                                              Authorized Officer

         If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) by the Company, shall appoint in accordance with this Section 613, and on terms acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.


                                 ARTICLE SEVEN

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS OF REGISTERED SECURITIES.

         The Company shall furnish or cause to be furnished to the Trustee:

                 (a) semi-annually, not later than fifteen days after the Regular Record Date for a semi-annual Interest Payment Date for each series of Securities or if there is no semi-annual Interest Payment Date for such series of Securities, then not later than May 15 and November 15 in each year, commencing on the first May 15 or November 15, as the case may be, after the first issuance of Securities hereunder, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of a date not more than 15 days prior to the date of delivery thereof, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,





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

provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished for Securities for which the Trustee acts as Security Registrar.

         SECTION 702.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO
HOLDERS.

         The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

         Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION 703.     REPORTS BY TRUSTEE.

                 (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in said
         Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

                 (b)      The Trustee shall transmit the reports required by
         Section 313(b) of the Trust Indenture Act at the times specified therein.

                 (c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act.

         SECTION 704.     REPORTS BY COMPANY.

                 (a) The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

                          (i) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                          (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                          (iii) transmit to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (i) and (ii) of this Section 704(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                 (b) The Company shall notify the Trustee when and as the Securities of any series become admitted to trading on any national securities exchange.

                                 ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 801. CONSOLIDATIONS AND MERGERS OF COMPANY AND SALES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS.

         The Company may consolidate with, merge with or into, or sell or convey all or substantially all of its assets to, any other corporation, provided that (a) (i) in the case of a merger, the Company is the surviving entity in such merger, or (ii) in the case of a merger in which the Company is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the corporation into which the Company is merged or the corporation which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the assets of the Company shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and any premium and interest on, and any Additional Amounts payable pursuant to Section 1004 in respect of, all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants of this Indenture and the Securities to be performed or observed by the Company by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or





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
consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any indebtedness for money borrowed secured by a mortgage, pledge, lien, security interest or other encumbrance prohibited by the provisions of Section 1007 or shall have secured the Securities Outstanding hereunder equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding and is so secured.

         SECTION 802.     RIGHTS AND DUTIES OF SUCCESSOR CORPORATION.

         In case of any such merger in which the Company is not the surviving entity or any such consolidation, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Indenture and the Securities and any coupons appertaining thereto. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities and coupons issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee, and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities and coupons which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities or coupons which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities and coupons so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and coupons had been issued at the date of the execution hereof.

         In case of any such merger, consolidation, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities and coupons thereafter to be issued as may be appropriate.

         SECTION 803.     OFFICERS' CERTIFICATE AND OPINION OF COUNSEL.

         The Trustee, subject to the provisions of Sections 601 and 603, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale or conveyance, and any such assumption by the successor corporation, complies with the provisions of this Article.





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
                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

         SECTION 901.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

                 (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                 (c) to add any additional Events of Default with respect to all or any series of Securities; or

                 (d) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) or any interest on or Additional Amounts with respect to Registered Securities or Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to modify the provisions relating to global Securities or to permit the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

                 (e) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination not otherwise permitted under this Section 901 shall (i) become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) not apply to any Security then Outstanding; or

                 (f) to secure the Securities pursuant to the requirements of Sections 801 or 1007, or otherwise; or





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
                 (g) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301; or

                 (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 611(b); or

                 (i) to provide that the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series on the 91st day after the date of the deposit referred to in paragraph (5) hereof, and that the provisions of this Indenture, as it relates to such Outstanding Securities (except as to any right to receive Additional Amounts, as provided in Section 1004), shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

                          (1) the rights of Holders of Securities to receive, from the trust funds described in paragraph (5) hereof, (i) payment of the principal of (and premium, if any) and any installment of the principal of (and premium, if any) and/or interest on the Outstanding Securities of that series on the Stated Maturity or Maturity of such principal or installment of principal and/or interest and (ii) any mandatory sinking fund payments or analogous payments or any Additional Amounts applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                          (2) the Company's obligations with respect to such Securities under Sections 305, 306, 402, 1002 and 1003,

                          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

                          (4) such other rights, if any, that are specified in such supplemental indenture as surviving such payment and discharge,

         provided that the following conditions shall have been satisfied:

                          (5) with reference to such provision, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 402(c)) with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series,
                 (i) money in an amount, or (ii) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any





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
                 reinvestment thereof, will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this paragraph (5) money in an amount or (iii) a combination thereof, sufficient, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and any installment of the principal of (and premium, if any) and/or interest on the Outstanding Securities of that series due on the Stated Maturity or Maturity of such principal or installment of principal and/or interest and (B) any mandatory sinking fund payments or analogous payments or any Additional Amounts applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                          (6) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

                          (7) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument relating to borrowed money, pursuant to which in excess of $10,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound;

                          (8)     such provision would not cause the
                 Outstanding Securities of such series then listed on the New York Stock Exchange to be delisted as a result thereof;

                          (9) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Securities of that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                          (10) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case, to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

                          (11) if the Securities of such series are to be redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable directions to give notice of such redemption in the name,





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
                 and at the expense of the Company, under arrangements satisfactory to the Trustee;

                          (12) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and

                          (13) such supplemental indenture shall contain a provision substantially to the same effect as the last paragraph of Section 1009 but relating to the Securities to be discharged under the terms of such supplemental indenture; or

                 (j) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

                 (k) to make provision with respect to the conversion or exchange rights of the Holders of any series of Securities pursuant to the requirements of the supplemental indenture, Board Resolution, or other instrument establishing the terms of such series of Securities; or

                 (l) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.

         SECTION 902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                 (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof or otherwise, or change any obligation of the Company to pay Additional Amounts pursuant to
         Section 1004 (except as contemplated by Section 801 and permitted by Section 901(a)and (d)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or, subject to the provisions of Section 1002, change any Place of Payment where, or the coin or currency in which, the principal of any Security or any premium or the interest thereon or any Additional Amounts with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment); or

                 (b) adversely affect any right to convert or exchange any Security; or

                 (c) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or reduce the requirements of Section 1404 for quorum or voting; or

                 (d) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for the actions specified herein or therein, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this subsection shall not be deemed to require the consent of any Holder of Securities or coupons with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Section 901(h).

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         It shall not be necessary for any Act of Holders of Securities or coupons under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 903.     EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the





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
Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 904.     EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

         SECTION 905.     CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 906.     REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                  ARTICLE TEN

                                   COVENANTS

         SECTION 1001. PAYMENT OF PRINCIPAL AND ANY PREMIUM, INTEREST AND ADDITIONAL AMOUNTS.

         The Company covenants and agrees for the benefit of the Holders of Securities of each series that it will duly and punctually pay the principal of and any premium and interest on, and any Additional Amounts payable in respect of, the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before the Maturity thereof, other than Additional Amounts, if any, payable as provided in Section 1004 in respect of principal of or any premium on such a Security, shall be payable





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
only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

         SECTION 1002.    MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and, if applicable to Securities of that series, for conversion or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served, and the Company hereby initially appoints the Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands. If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of such series pursuant to Section 1004), where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served; provided, however, that if the Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company shall maintain a Paying Agent for the Securities of such series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the New York Facility of the Trustee, except that Bearer Securities of that series and any related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1004) at the place specified for the purpose pursuant to Section 301.

         Except as otherwise provided in the form of Bearer Security of any particular series pursuant to the provisions of this Indenture, no payment of principal, or any premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of and any premium or interest (including Additional Amounts payable in respect thereof) on any Bearer Security may be made in Dollars at the Corporate Trust Office of the Trustee if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for such purpose by the Company in





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
accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

         The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise set forth in, or pursuant to, a Board Resolution or any indenture supplemental hereto with respect to a series of Securities issuable as Registered Securities, the Company hereby designates as the Place of Payment for each series of Securities issuable as Registered Securities the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

         SECTION 1003.    MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of and any premium or interest on or Additional Amounts with respect to any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of and any premium or interest on or any Additional Amounts with respect to any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Additional Amounts, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of and any premium or interest on or Additional Amounts with respect to Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;





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
                 (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of the principal of, any premium or interest on or Additional Amounts with respect to Securities of that series; and

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction, discharge or defeasance of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Except as otherwise specified as contemplated by Section 301 for Securities of any particular series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on or Additional Amounts in respect of any Security of any series and remaining unclaimed for one year after such principal and any premium or interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request along with interest, if any, that has been accumulated thereon or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal, premium or interest, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 1004.    ADDITIONAL AMOUNTS.

         If the Securities of a series provide for the payment of Additional Amounts to the Holders of such Securities, then the Company shall pay to each Holder of such Securities or any coupon appertaining thereto the Additional Amounts as provided therein. Whenever there is mentioned in this Indenture, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such series pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         Except as otherwise provided in or pursuant to this Indenture, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee or the Company, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of such series shall be made to Holders of Securities of such series or any related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of such series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company shall pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

         SECTION 1005.    STATEMENT AS TO COMPLIANCE; NOTICE OF CERTAIN
DEFAULTS.

                 (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 102, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.
         For purposes of this Section 1005, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                 (b) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Section 501.

         SECTION 1006.    CORPORATE EXISTENCE.

         Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises, provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities or coupons.

         SECTION 1007.    LIMITATION ON LIENS.

                 (a)      Except as otherwise specified as contemplated by
         Section 301 for Securities of any series, so long as any Securities of any series shall remain Outstanding, the Company shall not, and shall not permit any Designated Subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Securities and any coupons appertaining thereto and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding and is so secured.

                 (b) If at any time the Company or any Designated Subsidiary shall create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by any mortgage, pledge, lien, security interest or other encumbrance to which subsection (a) of this Section is applicable, the Company shall promptly deliver to the Trustee:

                          (1) an Officers' Certificate stating that the covenant of the Company contained in subsection (a) of this Section that the Securities and any coupons appertaining thereto be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed has been complied with; and

                          (2) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

                 (c) In the event that the Company shall hereafter secure the Securities and any coupons appertaining thereto equally and ratably with (or prior to) any other indebtedness for money borrowed pursuant to the provisions of this Section, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable the Trustee to enforce effectively the rights of the Holders of the Securities and any coupons appertaining thereto so secured equally and ratably with (or prior to) such other indebtedness for





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
         money borrowed; provided, that, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times.

         SECTION 1008.    WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 and 1007 and any covenant not currently included in this Indenture but specified as applicable to a series of Securities as contemplated by Section 301, with respect to the Securities of any series if before or after the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect any such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 1009.    DEFEASANCE OF CERTAIN OBLIGATIONS.

         If this Section 1009 is specified, as contemplated by Section 301, to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Sections 1006 and 1007, and any additional covenants not currently included in this Indenture specified as applicable to the Securities of such series as contemplated by Section 301, if

                 (a) with reference to this Section 1009, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 402) with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (i) money in an amount, or (ii) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subsection (a) money in an amount, or (iii) a combination thereof, sufficient, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and any installment of the principal of (and premium, if any) and/or interest on the Outstanding Securities of that series due on the Stated Maturity or Maturity of such principal or installment of principal and/or interest and (B) any mandatory sinking fund payments or analogous payments or any Additional Amounts applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                 (b) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

                 (c) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument relating to the borrowing of money, pursuant to which in excess of $10,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound;

                 (d) such deposit would not cause the Outstanding Securities of such series then listed on the New York Stock Exchange to be delisted as a result thereof;

                 (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Securities of that series shall have occurred and be continuing on the date of such deposit;

                 (f) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;

                 (g) if the Securities of such series are to be redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable direction to give notice of such redemption in the name and at the expense of the Company, under arrangements satisfactory to the Trustee; and

                 (h) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

         In the event that, subsequent to the date a defeasance is effected pursuant to this Section 1009 with respect to Securities of any series, Additional Amounts in excess of those established as of the date such defeasance is effected become payable in respect of such Securities, in order to preserve the benefits of the defeasance established hereunder with respect to such series, the Company shall irrevocably deposit or cause to be irrevocably deposited in accordance with the provisions of subsection (a) of this Section 1009, within ten Business Days prior to the earlier to occur of
(i) one year after the existence of such excess Additional Amounts is established and (ii) the date the first payment in respect of any portion of such excess Additional Amounts becomes due, such additional funds as are necessary to satisfy the provisions of such subsection (a) as if a defeasance were being effected as of the date of such subsequent deposit. For purposes of this paragraph, the existence of excess Additional Amounts shall be deemed to have been established as of the date the governmental authority imposing the tax, duty, assessment or other governmental charge resulting in the Additional

Amounts first publishes the legislation, regulation or other enactment adopting such tax, duty, assessment or other governmental charge. Failure to comply with the requirements of this paragraph shall result in the termination of the benefits of the defeasance established by this Section 1009 with respect to the Securities of such series.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

         SECTION 1101.    APPLICABILITY OF ARTICLE.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

         SECTION 1102.    ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the option of the Company of Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

         SECTION 1103.    SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

         If less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series having such terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

         The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 1104.    NOTICE OF REDEMPTION.

         Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed. Failure to give such notice by mailing in the manner therein provided to the Holder of any Registered Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

         Any notice that is given in the manner provided in Section 106 shall be conclusively presumed to have been duly given, whether or not the Holder of Securities receives the notice.

         All notices of redemption shall state, to the extent applicable:

                 (a)      the Redemption Date;

                 (b)      the Redemption Price and accrued interest, if any;

                 (c) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

                 (d) in case any Registered Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Registered Security or Registered Securities of authorized denominations for the principal amount thereof remaining unredeemed;

                 (e) that on the Redemption Date the Redemption Price and any accrued interest and Additional Amounts shall become due and payable upon each such Security or portion thereof to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

                 (f) that a Holder of Securities who desires to convert or exchange Securities called for redemption must satisfy the requirements for conversion or exchange contained in such Securities, the then existing conversion or exchange price or rate, and the date and time when the option to convert or exchange shall expire;

                 (g) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto;

                 (h) that the redemption is for a sinking fund, if such is the case;

                 (i) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished;

                 (j) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made; and

                 (k) the CUSIP number or the Euroclear or the Cedel reference numbers (or any other numbers used by a Depository to identify such Securities), if any, of the Securities to be redeemed.

         A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 1105.    DEPOSIT OF REDEMPTION PRICE.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent except in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on and Additional Amounts in respect of, all the Securities or portions thereof which are to be redeemed on that date.

         SECTION 1106.    SECURITIES PAYABLE ON REDEMPTION DATE.

         If notice of redemption has been given as provided in Section 1104, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest (and any Additional Amounts) to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that, except as otherwise provided with respect to Securities convertible into, or exchangeable for, Common Stock, Preferred Stock, Debt Warrants, Common Stock Warrants, Preferred Stock Warrants or other Securities or securities, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Section 307.

         If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest (and any Additional Amounts) represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency for such Security located outside of the United States except as otherwise provided in Section 1002.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, any premium, and, to the extent permitted by applicable law, the interest required to be paid thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

         SECTION 1107.    SECURITIES REDEEMED IN PART.

         Any Registered Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Registered Securities of the same series containing identical terms and provisions, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.


                                 ARTICLE TWELVE

                                 SINKING FUNDS

         SECTION 1201.    APPLICABILITY OF ARTICLE.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

         SECTION 1202.    SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

         The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of a series required to be made pursuant to the terms of such Securities (i) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (ii) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         SECTION 1203.    REDEMPTION OF SECURITIES FOR SINKING FUND.

         Not less than 60 days prior to each sinking fund payment date for any series of Securities (or such shorter notice as the Trustee may approve), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to
Section 1202, the basis for any such crediting, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

         SECTION 1301.    APPLICABILITY OF ARTICLE.

         Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be canceled. Notwithstanding anything to the contrary contained in this Article Thirteen, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

                                ARTICLE FOURTEEN

                       MEETINGS OF HOLDERS OF SECURITIES

         SECTION 1401.    PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         If Securities of a series are issuable, in whole or in part, as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders of Securities of such series.

         SECTION 1402.    CALL, NOTICE AND PLACE OF MEETINGS.

                 (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1401, to be held at such time and at such place in London or in such other place outside the United States as the Trustee shall determine.
         Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                 (b) In case at any time the Company, by or pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

         SECTION 1403.    PERSONS ENTITLED TO VOTE AT MEETINGS.

         To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (i) a Holder of one or more Outstanding Securities of such series, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 1404.    QUORUM; ACTION.

         The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, direction, notice, consent, waiver or other action which this Indenture or which the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities expressly provides may be made, given or taken by the Holders of a specified percentage in aggregate principal amount of the Outstanding Securities of a series that is less or greater than a majority, then with respect to such action (and only such action), the Persons entitled to vote such lesser or greater percentage in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum with respect to each action to be considered at such meeting.

         Except as limited by the proviso to Section 902, any resolution presented to a meeting duly convened or an adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture or which the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities expressly provides may be made, given or taken by the Holders of a specified percentage, that is less or greater than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting duly convened or an adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

         Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

         SECTION 1405. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

                 (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of any series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
         Section 104 or other proof.

                 (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

                 (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

                 (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

         SECTION 1406.    COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

         The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of

Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                ARTICLE FIFTEEN

                            MISCELLANEOUS PROVISIONS

         SECTION 1501.    SECURITIES IN FOREIGN CURRENCIES.

         Except as otherwise provided in the definition of "Outstanding" in
Section 101, whenever this Indenture provides for any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency or currencies other than Dollars shall be treated for any such distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

         SECTION 1502.    CONVERSION OR EXCHANGE OF SECURITIES.

         The Company may issue Securities that are convertible into, or exchangeable for, Common Stock, Common Stock Warrants, Preferred Stock, Preferred Stock Warrants, Debt Warrants or other Securities or securities, in which case all terms and conditions relating to such conversion or exchange shall be as provided in or pursuant to an appropriate Board Resolution or in any indenture supplemental hereto or as otherwise contemplated by Section 301.

         SECTION 1503.    NO RECOURSE AGAINST OTHERS.

         An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issuance of the Securities.




                                 *  *  *  *  *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               AMERICAN GENERAL CORPORATION
[CORPORATE SEAL]

                                               By ______________________________



Attest:
                                               By:______________________________




                                                   CHEMICAL BANK

[CORPORATE SEAL]

                                               By ______________________________
                                                  ______________________________
Attest:


____________________________________

STATE OF TEXAS:   sec.
                  sec.
COUNTY OF HARRIS: sec.


         On the ____ day of ________________, 1995, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he is _________________________ of AMERICAN GENERAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                               _________________________________
                                               Notary Public




STATE OF TEXAS:   sec.
                  sec.
COUNTY OF HARRIS: sec.


         On the ____ day of ________________, 1995, before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he is _____________________________ of AMERICAN GENERAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                               _________________________________
                                               Notary Public

STATE OF NEW YORK:  sec.
                    sec.
COUNTY OF NEW YORK: sec.


         On the _____ day of _________________, 1995, before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________, _________________; that he is a
_______________________ of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                               _________________________________
                                               Notary Public